EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008 of our report dated March 31, 2016 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of December 31, 2015, June 30, 2015 and 2014 and for the six months ended December 31, 2015 and each of the two years in the period ended June 30, 2015.

SALBERG & COMPANY, P.A.

/s/ Salberg & Company, P.A.

Boca Raton, Florida

March 31, 2016